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                                                                   Exhibit 10.42

                               September 30, 2003

Mr. Robert G. Sachse
2685 East 37th Street
Tulsa, OK 74105

         Re: Consulting Agreement (the "Agreement") dated January 1, 2001, between Alliance Resource Partners, L.P. ("Alliance) and
                  Mr. Robert G. Sachse

         Subj:    Extension of Agreement

Dear Robert:

         In regard to the above-referenced Agreement, we have agreed to indefinitely extend such Agreement beyond its termination date of August 13, 2003, subject to termination by either party upon receipt of ninety (90) days advance written notice of termination. In addition, we have agreed that this letter agreement satisfies the provisions of Paragraph 3 of the Agreement, which provision provided that, on or after March 31, 2003, we were to have initiated discussions in good faith to define the role and relationship, if any, of you with Alliance subsequent to the original termination date of the Agreement.

         In the event that you find this letter agreement in order, please acknowledge your agreement to the foregoing by signing, where indicated below, and returning the enclosed copy of this letter to the undersigned.

                                                     Very truly yours,

                                                     Thomas L. Pearson

Accepted and Acknowledged
this 30 day of September, 2003:

/s/ Robert G. Sachse
--------------------
Robert G. Sachse

cc: Joseph W. Craft III